NORTH CAROLINA

GULLFORD COUNTY

                    CONSULTING AND NONCOMPETITION AGREEMENT

     THIS CONSULTING AND NONCOMPETITION AGREEMENT (the "Agreement") is made as of the 4th day of October, 1996, by and between CBP RESOURCES, INC., ("COMPANY"), A DELAWARE corporation with its principal office in Greensboro, North Carolina and MICHAEL E. RICKS, of Starke, Florida ("Consultant").

                                  WITNESSETH:

     WHEREAS, Consultant has been and is a shareholder, director and employee of Weststar Environmental, Inc. (f/k/a Weststar Environmental Pumping and Septic Services, Inc.), a Florida corporation ("Weststar"); and

     WHEREAS, pursuant to that certain Asset Purchase and Sale Agreement dated of even date between Company and Weststar (the "Asset Agreement"), Company has acquired certain assets from Weststar used in certain states in connection with its grease trap business ("the Acquisition"); and

     WHEREAS, Company desires to retain the Consultant's services, upon and subject to the terms and conditions set forth below; and

     WHEREAS, Consultant has knowledge of or will, through his association with the Company, become familiar with the Company's methods, business practices, business culture and environment, Company technology and overall business approach to the Rendering Business (as that term is hereinafter defined); and

     WHEREAS, as a result of consulting for and with the Company, Consultant will obtain the confidential business information and trade secrets described herein, which information (1) derives independent economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and

     (2) has been and will continue to be the subject of efforts that are reasonable under the circumstances to maintain the secrecy of such information; and

     WHEREAS, the Company would suffer and be subject to loss of customers, suppliers and other business relations in the event Consultant should enter into competition against or with the Company and/or use the confidential information Consultant will have access to in connection with his duties and responsibilities hereunder, and Consultant acknowledges that the terms and conditions of this Agreement are reasonably necessary to protect the Company's interest and that the Company would not enter into this Consulting Agreement without such covenants from and by the Consultant;

     NOW, THEREFORE, Company and consultant hereby agree as follows:

                                   ARTICLE I

                              CONSULTING AGREEMENT

     1.01 CONSULTING. Company hereby retains Consultant, and Consultant hereby agrees to provide the services described herein, subject to the terms and conditions contained herein.

     1.02 DUTIES. Consultant shall assist Company with the transition of the Accounts (as defined and described in the Asset Agreement) from Weststar to the Company and shall perform such reasonable services in connection with such transition and maintenance of such Accounts as directed by Company and such other and further duties as Company may reasonable assign to Consultant from time to time. Consultant agrees to perform his responsibilities diligently, faithfully and in a competent, professional manner, and to devote his best efforts to the performance of said responsibilities. Consultant agrees to observe all rules, policies and regulations, as they may apply in the performance of his responsibilities.

     1.03 COMPENSATION. As consideration for the services to be performed hereunder, Company shall pay Consultant a consulting fee of $2,500.00 per month for a period of forty-eight (48) months from the date of this Agreement. Such payments shall commence on the last day of the month following the date hereof and shall continue on the last day of each month thereafter for a total of 48 months.

     1.04 REIMBURSEMENT OF EXPENSES. Company will reimburse Consultant for all reasonable and customary travel and other expenses incurred by him in the performance of any duties hereunder as requested by the Employer, subject to verification of such expenses and Consultant's compliance with Company's rules and policies and Internal Revenue Code regulations, with regard to such expenses.

     1.05 TERM. The term of consulting hereunder shall be for a period of four
(4) years beginning on the date of execution of this Agreement (the "Term").

     1.06 TERMINATION.

          (a) TERMINATION WITH CAUSE. The term of this Consulting Agreement may be terminated upon immediate notice by Company by reason of one or more of the following occurrences (each of which, for purposes hereof defined as "with cause"):

               (i) conviction of, or pleading guilty or no contest to, a felony or a crime involving moral turpitude damaging to the business reputation of Company, whether or not committed in the performance of Consultant's responsibilities hereunder;

               (ii) commission of an act of fraud upon, or an act evidencing intentional bad faith towards Company or any of its affiliates which results in damage to the business of Company; or

               (iii) breach of Consultant of any material duty or obligation assigned to Consultant by Company hereunder, as to which Company shall have given consultant ten (10) days written notice and which shall not have been cured within said ten
                    (10) day period; or

               (iv) breach by Consultant of any of his agreements or covenants contained in Sections 2.01, 2.02 or 2.03 hereunder for which no notice shall be required.

          (b) TERMINATION UPON DEATH. The term of consulting shall terminate immediately at the death of the Consultant. If the relationship created hereunder is terminated by Company with cause or by the death of the Consultant, the Consultant, shall be entitled only to that portion of consideration earned prior to the date of such termination. Termination of this Consulting Agreement pursuant to this Section 1.05 shall not affect the obligations of Consultant under Article II hereunder.

                                   ARTICLE II

                            NONCOMPETITION AGREEMENT

     2.01 COVENANT NOT TO COMPETE. For and in consideration of the Acquisition and the amounts to be paid by Company to Consultant pursuant to Section 2.04 hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Consultant convenants and agrees that for a period of ten (10) years after the date of this Agreement (the "Noncompetition Period"). Consultant will not, in the Geographic Area (as defined hereinbelow), directly or indirectly, either for himself or for any other person, partnership, corporation or company:

     (a) engage in or in any way compete with Company in the business of inedible or edible rendering, reducing or extracting fats or other animal products, or in the buying, collecting, transporting, manufacturing or dealing in fat, bones, tallow, cracklings, grease, waste restaurant grease or other waste products provided by retail or wholesale meat stores, slaughter houses, packing houses, hotels or restaurants, or in the operation of fat and bone routes, grease routes or trap grease routes or any related goods and services (all activities set forth in this Section 2.01(a) are individually referred to herein as a "Covered Activity" and collectively referred to herein as the "Covered Activities" or the "Rendering Business"); or

     (b) solicit, or accept orders or business of any kind relating to the Covered Activities as specified in subparagraph (a) hereof (i) from any customer or active prospect of Company or Weststar; or (ii) from any former customer of Weststar.

The term "engage in" shall include having any direct or indirect interest in any enterprise, whether as an officer, director, employee, investor, partner, joint venturer, sole proprietor, principal, agent, representative, independent contractor, consultant, or owner (other than by passive ownership of less than 5% of the stock or other securities of a publicly held corporation whose stock is traded on a national securities exchange or in an over-the-counter-market.

     In performing the covenants of this Section 2.01, the consultant shall not, without limitation, conduct any activity prohibited in this Section 2.01 in the following areas (the "Geographic Areas") during the Noncompetition Period: the states of North Carolina, South Carolina, Tennessee, Virginia, West Virginia, Maryland, Alabama and District of Columbia, together with a fifty (50) mile area or radius around such states, together with a territory within a one hundred
(100) mile radius of any operating facility owned, leased, or operated by the Company during and as of the expiration of the Noncompetition Period.

     The parties intend that each Geographic Area listed above be considered independently and separate and distinct from each of the other listed Geographic Areas. The parties acknowledge and agree that given the nature of Company's business and the knowledge and experience Consultant has of and with Company and its business, that the covenants were arrived at as a result of arms length bargaining, that the consideration arrived at herein being paid to Consultant in exchange for such agreement, and the Non-Competition Period, Geographic Areas and Covered Activities are reasonable, and the parties hereby waive the right to assert the unreasonableness of such restrictions.

     2.02 CONFIDENTIALITY.

     (a) Consultant recognizes and acknowledges that he may, during his consulting with Company hereunder, be privy to confidential, proprietary and non-public information of the Company, including, but not limited to, information relating to Company's financial condition and results, operations, plans and activities, proprietary and trade secret information, customer lists and other commercial aspects of its business ("Confidential Information"). Accordingly, Consultant covenants that he will hold such Confidential Information in a fiduciary capacity for the benefit of Company and will not, either during his consulting or at any time thereafter either directly or indirectly use or his own benefit or divulge, disclose or communicate Confidential Information to any person, firm, corporation, association or other entity except in the ordinary course of Company's business with the knowledge and consent of Company and except for any disclosure made by Consultant to his attorneys or accountants or as may otherwise be required by law (including any disclosure ordered by a court of competent jurisdiction). Consultant shall take all appropriate steps to safeguard such Confidential Information against disclosures, misuse, loss or theft.

     (b) Company and Consultant agree that such Confidential Information to which Consultant had or may have access shall not be considered confidential if and to the extent that the information is, or becomes through no fault or action of Consultant, published or part of the public domain. Upon request by Company, Consultant will promptly return to Company, as its property, all records related to such Confidential Information in whatever form they may exist, which are in Consultant's custody, possession or control. Additionally, during his consulting and for a period of six (6) years thereafter, and upon request of Company, Consultant will sign any additional documents reasonable and necessary to give effect to any secrecy or other agreements relating to Confidential Information between Company and any other party.

     2.03 INDUCEMENT OF EMPLOYEES AND BUSINESS RELATIONS. During Consultant's consulting Term hereunder, and for a period not to exceed ten (10) years from the date of this Agreement, Consultant shall not, directly or indirectly, induce, attempt to induce or aid others in inducing an employee of the Company to leave the employ of Company or in any way interfere with the relationship between Company and an employee of Company or induce or attempt to induce any customer, supplier, licensee or other business relation of Company to cease doing business with Company, or in any way interfere with the relationship between any customer or business relation and the Company.

     2.04 CONSIDERATION. As consideration for the agreements of Consultant under
Section 2.01, 2.02 and 2.03 hereinabove, Company shall pay to Consultant the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) payable as follows (collectively, the "Noncompete Payments").

          (i) Twenty Thousand Dollars payable on the date hereof; and

          (ii) Twenty Thousand Dollars ($20,000.00) each year payable on the annual anniversary date of the first Noncompete Payment for a total of ten
     (10) years.

     2.05 PAYMENT FOLLOWING DEATH OF CONSULTANT. Notwithstanding any other provision of this Agreement, if the Consultant dies prior to Noncompete Payments beginning under Section 2.04 or after such Noncompete Payments begin but prior to the end of the time that all Noncompete Payments are paid as provided in
Section 2.04, the Noncompete Payments shall be paid in full as provided in
Section 2.04 and Company's obligation to make such payments shall not be extinguished. If Consultant is survived by a spouse, any amounts payable under Section 2.04 above shall, following Consultant's death, be paid to such surviving spouse in accordance with the schedule set forth in Section 2.04. If such surviving spouse should die before receiving all of such payments, all remaining payments shall be paid to the estate of the surviving spouse in accordance with the schedule set forth in Section 2.04. If Consultant is not survived by a spouse, Company shall, following Consultant's death, pay any amounts payable under Section 2.04 above to the estate of Consultant in accordance with the schedule set forth in Section 2.04.

     2.06 REMEDIES. The parties hereto agree that Company would suffer irreparable harm that would not be adequately remedied by money damages from a breach by Consultant of any of the covenants or agreements contained in this Agreement. Therefore, in the event of the actual or threatened breach by Consultant of any of the provisions of Section 2.01, 2.02 or 2.03 of this Agreement, Company or its successors or assigns may, in addition and supplementary to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce, or prevent any violation of the provisions of Sections 2.01, 2.02 or 2.03 hereof (including the extension of the noncompetition period by a period equal to the length of the violation of this Agreement plus the length of court proceedings necessary to stop such violation). In the event of any alleged breach or violation by Consultant of any of the provisions of Sections 2.01, 2.02 or 2.03 of this Agreement, the Noncompetition Period described above will be tolled until such alleged breach or violation is resolved. The Consultant agrees that these restrictions are reasonable. In addition to any other relief or damages available to Company, Consultant covenants and agrees that he shall return one hundred percent (100%) of the Noncompete Payments paid to him by Company hereunder plus interest at the rate of ten percent (10%) from the time such payment was made if any part of this Agreement is determined to be unenforceable by a court of law. This Section 2.06 is not a liquidated damages provision and is not intended to limit in any way the availability of additional equitable or legal relief for the types of breaches discussed in this Section 2.06 where circumstances and applicable legal principles support such relief, nor limit in any way the availability of any legal or equitable relief for the breaches of any other provisions of this Agreement.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.01 SEVERABILITY. If any provision or clause of this Agreement or portion thereof shall be held by any court or other tribunal of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect without regard to the invalid portion. It the intention of the parties that, and the parties agree that as an essential part of the bargained for consideration of this Agreement, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision, or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and, in its reduced form, such provision shall then be enforceable to the greatest extent permitted by law and shall be enforced.

     3.02 ASSIGNMENT. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by

Company without the consent of Consultant but may not be assigned by Consultant.

     3.03 NO-WAIVER. Failure by either Company or Consultant to exercise any remedy available to either party in the event of a default by the other shall not be deemed to be a waiver of any other default, or of any repetition of the initial default.

     3.04 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by both parties hereto.

     3.05 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement contains the entire agreement between Consultant and Company with reference to Consultant's relationship with Company. This Agreement may be executed as counterpart documents each of which shall be deemed to be an original Agreement. The terms and conditions of the Asset Agreement are hereby incorporated by reference, and any breach of either Agreement shall constitute a breach of the other Agreement.

     3.06 PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     3.07 GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the State of North Carolina.

     3.08 REPRESENTATION. The parties each warrant and represent to the other that this agreement is duly authorized and constitutes a valid and legally binding obligation, enforceable in accordance with its respective terms, except as such enforcement may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws presently in effect concerning the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies including, without limitation, injunction and specific performance.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                        COMPANY:

                                        CBI RESOURCES, INC.


/s/ LUSK D. SACHET                      By: /s/ DAVID POST
-----------------------------------     ------------------------------------
WITNESS                                 VICE PRESIDENT


                                        CONSULTANT:


/s/ JIM R. RICKS                        /s/ MICHAEL E. RICKS
------------------------------------    -------------------------------------
WITNESS                                     Michael E. Ricks